                                                                   Exhibit 10.43

THE PAYMENT OF THIS NOTE IS SUBORDINATE TO THE PAYMENT OF ALL SENIOR DEBT AS DEFINED IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MARCH 27, 1997 AMONG SCANA COMMUNICATIONS, INC., ITC HOLDING COMPANY, INC. AND FIRST UNION BANK OF NORTH CAROLINA, AS ADMINISTRATIVE AGENT FOR THE BENEFIT OF ITSELF, COBANK, ACB, AS DOCUMENTATION AGENT, AND THE LENDERS IDENTIFIED THEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAKER.

                                PROMISSORY NOTE
                                ---------------

$9,964,091.00                                                     March 27, 1997

          FOR VALUE RECEIVED, ITC Holding Company, Inc., a Delaware corporation ("ITC" or the "Maker"), promises to pay to the order of SCANA Communications, Inc., a South Carolina corporation, or permitted assigns ("SCANA" or the "Holder"), at 1426 Main Street, Columbia, South Carolina 29201, or at such other place as the Holder of this Note may from time to time designate, the principal amount of NINE MILLION, NINE HUNDRED SIXTY-FOUR THOUSAND, NINETY-ONE DOLLARS ($9,964,091.00), together with interest on the unpaid principal amount hereof (computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period) at the rate of eleven percent (11%) per annum. Payments of principal shall be made semiannually commencing September 30, 1997, in equal semiannual installments of Nine Hundred Ninety-six Thousand, Four Hundred Nine Dollars and Ten Cents ($996,409.10), together with interest accrued thereon (payable in arrears), with a final installment thereof being due on March 31, 2002, when the full remaining balance of principal, together with interest accrued thereon, shall be payable.

          Interest and principal shall be payable in lawful money of the United States of America. Any payment on this Note coming due on a Saturday, a Sunday, or a day that is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day that is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.
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          The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to installments of principal payable hereunder in the inverse order of maturity. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Note has been paid in full.

          This Note evidences partial payment of the purchase price payable under a Sale and Purchase Agreement dated as of March 11, 1997 among SCANA Corporation ("SCANA Corporation"), SCANA Communications, Inc., and ITC (the "Sale and Purchase Agreement"). This Note may not be sold, assigned, transferred, pledged, or hypothecated, except that (i) SCANA may assign this Note to SCANA Corporation or any wholly owned subsidiary of SCANA Corporation upon written notice to ITC and (ii) with SCANA's prior written consent, which shall not be unreasonably withheld or delayed, ITC may assign all of its obligations and liabilities under this Note to any entity in which, at the time of such assignment, ITC owns, directly or indirectly, a majority of the outstanding equity interests upon execution of an Assignment and Assumption Agreement in the form of Exhibit A attached hereto and delivery of a copy
                         ---------
thereof to the Holder, whereupon ITC shall have no further obligation or liability whatsoever hereunder and the assignee specified in such Assignment and Assumption Agreement, as so executed, shall be the Maker for all purposes of this Note.

          This Note is subject to the terms of a Subordination Agreement, dated March 27, 1997, among ITC, SCANA and First Union National Bank of North Carolina, as Administrative Agent; provided, however, that the terms of such
                                   --------  -------
Subordination Agreement shall not apply to this Note, and such Subordination Agreement shall be of no further force and effect, after the obligations and liabilities under this Note have been assigned by ITC to a person which is not a Borrower (as defined in the Credit Agreement dated as of January 29, 1996 by and among ITC and certain of its subsidiaries, the Lenders party thereto and First Union National Bank of North Carolina) in the manner set forth in the immediately preceding paragraph.

               The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder:

     (1) Failure to pay, when due, the principal, any interest, or any other sum payable hereunder, and continuance of such failure for ten business days after written notice of such failure to pay shall have been received by Maker from Holder;

     (2) Failure of the Maker generally to pay its debts as such debts become due, the admission by the Maker in writing of its inability to pay its debts as such debts become due, or the making by the Maker of any general assignment for the benefit of creditors;

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

     (3) Commencement by the Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

     (4) Commencement of any case, proceeding, or other action against the Maker seeking to have any order for relief entered against such Maker as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of such Maker or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for such Maker or for all or any substantial part of the property of the Maker, and (i) the Maker shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding, or action, or (ii) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within seven business days after the entry thereof, or (iii) such case, proceeding, or action remains undismissed for a period of fifteen days or more;

     (5) Any representation or warranty of Maker made in the Sale and Purchase Agreement shall prove to have been incorrect or misleading or breached in any material respect on or as of any date on which it was made; or

     (6) Maker shall at any time fail to observe, satisfy or perform in any material respect any of its material covenants or agreements contained in the Sale and Purchase Agreement and such default shall continue unremedied for a period of 30 days after written notice of the existence of such fault shall have been received by Maker from Holder.

            Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, at the option of the Holder and upon written notice to the Maker may be accelerated and become immediately due and payable, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

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

          The Maker promises to pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof.

          No single or partial exercise by the Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

          This Note and all agreements between the Maker and the Holder relating hereto are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, or detention of money hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be
                                           ---- -----
fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Holder shall ever receive interest, or anything that might be deemed interest under applicable law, which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to the Maker. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Maker to the Holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between the Maker and the Holder.

          Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective permitted successors and assigns.

          This Note shall be governed by and construed under and in accordance with the laws of South Carolina (but not including the choice of law rules thereof).

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          IN WITNESS WHEREOF, the undersigned has duly executed this Note, or has caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.

                              ITC HOLDING COMPANY, INC.



                              By: /s/Doug Shumate
                                  ------------------------------------------
                              Name:   Doug Shumate
                              Title:  Vice President

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